As filed with the Securities and Exchange Commission on November 1, 2007
Registration No. 333-74436

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST EFFECTIVE AMENDMENT NO 1 TO FORM F-3 REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
ABN AMRO BANK N.V. (Exact Name of Registrant as Specified in Its Charter)

The Netherlands	Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)	I.R.S. Employer Identification Number
Gustav Mahlerlaan 1082 PP Amsterdam The Netherlands (31-20) 628 9393 (Address and telephone number of registrant’s principal executive offices)
Laura Schisgall General Counsel, North America AANA Legal Department ABN AMRO Bank NV 55 East 52nd Street New York, NY 10055 (212) 409-5341 (Name, address and telephone number of agent for service)

Copies to:
Ray Ibrahim Davis Polk & Wardwell 450 Lexington Avenue New York, NY 10017 (212) 450-4000

Approximate date of commencement of proposed sale to the public:  From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐ 333-74436

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 to the Registration Statement (File No. 333–74436), originally filed on December 3, 2001, is being filed by ABN AMRO Bank N.V. for the purpose of removing securities remaining unsold as of the date hereof and terminating the Registration Statement.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement (File No. 333-74436) to be signed on its behalf by the undersigned, thereunto duly authorized, in the Amsterdam, The Netherlands, as of the 31st of October, 2007.

ABN AMRO Bank N.V.

By:	*
	Name:	R.W.J. Groenink
	Title:	Chairman of the Managing Board Chief Executive Officer

By:	*
	Name:	H.G. Boumeester
	Title:	Member of the Managing Board Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to Registration Statement (File No. 333-74436) has been signed by the following persons in the capacities and on the dates indicated.

Signature			Title	Date
*			Chairman of the Managing Board Chief Executive Officer	Date: October 31, 2007
R.W.J. Groenink
*			Member of the Managing Board Chief Financial Officer	Date: October 31, 2007
H.G. Boumeester
*			Member of the Managing Board	Date: October 31, 2007
W.G. Jiskoot
*			Member of the Managing Board	Date: October 31, 2007
J.Ch.L. Kuiper
*			Member of the Managing Board	Date: October 31, 2007
P.S. Overmars
*			Member of the Managing Board	Date: October 31, 2007
R. Teerlink

*By:	/s/ Laura Schisgall			Date: October 31, 2007
	Name:	Laura Schisgall
	Title:	Attorney-in-fact

*By:	/s/ Russell Brenner			Date: October 31, 2007
	Name:	Russell Brenner
	Title:	Attorney-in-fact

AUTHORIZED REPRESENTATIVE

/s/ Laura Schisgall				Date: October 31, 2007
Laura Schisgall
as the duly authorized representative of ABN AMRO Bank N.V. in the United States